Exhibit 99.1

Aja Cannafacturing Appoints New Member To Board of Directors

LAKE ELSINORE, CA--(Marketwire – Dec 29, 2014) – Aja Cannafacturing Inc. (OTCQB: AJAC) today announced that it has appointed John Lewis Mealer to its board of directors. Mr. Mealer brings with him a resume that speaks loudly to the future of Arizona, with an emphasis on sustainable and forward-thinking industrial development and as a campaigner for building the foundations for Arizona's future.

Mr. Mealer is an Arizona native who has spent his career developing new ideas for engineering products of many kinds, from more affordable and environmentally friendly home-building to an alternative automobile. Originally a mechanic, Mr. Mealer has always been a tinkerer and inventor, spending much of his career as an engineer and a land project developer. Mr. Mealer was a pioneer in the use of kit homes made from alternative building materials such as hemp, hay, e-crete and other cost effective solutions, helping homeowners on a budget. Mr. Mealer's lifelong interest in automobile racing and early American cars has led him to the development of an alternative automobile – the Mealer Automobile – a prototype developed over 25 years. He holds several patents associated with his automobile design, including one for a non-fossil fuel regenerative energy system to power Mealer Automobile.

Mr. Mealer's dedication to the future of Arizona has led him into politics as an independent candidate for governor in 2014 and now for the U.S. Senate in 2016. His primary campaign goals are to build the foundations for Arizona's long-term development through investment in a world educational system, clean industrial development, the leveling of the business playing field to encourage small and medium-sized business growth.

Mr. Mealer's particular experience and passion for innovation are well suited for his role on the board of Aja Cannafacturing. In a statement, Mr. Mealer has indicated his enthusiasm for Aja Cannafacturing and its future:I was thrilled to be given this opportunity to work with the team at Aja Cannafacturing and with great pleasure, have accepted their invitation to join their Board of Directors. Through Aja, I believe we can offer high quality alternative materials that are both environmentally sounds and easily affordable. Our combined products will open the doors for individualized sustainability on our consumers’ own terms. I am confident this shared vision is poised to set the stage for the next Industrial Revolution of our lifetime- with a cleaner and more economical twist.

Fellow Board of Directors member, Jesse Lopez, sees the appointment of Mr. Mealer as a joining of common interests and entirely in line with Aja's mission. "Aja Cannafacturing Inc. prides itself on being the pioneering force in the industrial cannabis industry. As innovators in our field, we develop and initiate cutting edge industrial growing and processing techniques that set the highest standards. We therefore, continually seek out individuals with stellar performances and proven track records in their branch of expertise. It is with this in mind that we are proud to have the innovative and dynamic energy of Mr. John Lewis Mealer as he joins Aja Cannafacturing in pursuit of our common goals."

In his own statement, President and CEO Mr. Kendall Smith highlights Mr. Mealer's record of innovation. "Mr. Mealer’s new position with Aja Cannafacturing comes at an integral point in our company’s growth. His passion for sustainable quality and proven record in engineering resulting in multiple patents is just one of the avenues that we continue to develop. Aja Cannafacturing will continue to diversify its place in the industrial materials industry and will continue to set itself apart with a focus on performance, quality, and innovation."

About Aja Cannafacturing

Aja Cannafacturing Inc., (OTCQB: AJAC), operations are focused on being the pioneering force in the cannabis and Industrial Hemp industry by the select breeding and cultivation of application-specific, proprietary cannabis seed. Through these methods, Aja Cannafacturing seeks to maximize the potential of every harvest becoming a leading supplier of raw cannabis material for industry specific applications such as building materials (Hempcrete), automotive (biofuels), plastics (healthcare) and textiles (fabrics). This positions Aja Cannafacturing at the forefront of a new domestic industrial revolution.

Charge! Energy Storage Inc., is a wholly owned subsidiary of AJAC. Charge! Energy Storage is a designer and developer of GIIRS-rated energy storage devices for residential, commercial, and light industrial markets and products that deliver clean stationary and portable electrical energy. Charge! has made a broad reaching commitment to create reliable and affordable hi-tech energy storage systems for all commercial and residential applications.

Propel Management Group Inc., (PMG) provides a full range of program management, acquisition, and lifecycle support services to its customers. PMG is at the forefront of integrating acquisition, logistics, engineering, and technology disciplines into a comprehensive lifecycle management approach. PMG continually strives to improve the process of developing, procuring, and sustaining its customers' systems to achieve their overarching goals of transformation, consolidation, and efficiency. Its Direct-to-Consumer business delivers comprehensive call center and online marketing solutions to brands seeking maximum reach and return on investment (ROI).

Forward-looking & Safe Harbor Statement
Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and those statements are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the Company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. The Company cautions that these forward-looking statements are further qualified by other factors. The Company undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.

Investor Inquiries
Aja Cannafacturing, Inc.

(714) 733-1412 Corporate Office

Regal Consulting
(702) 575-9157 (Investor Relations)